UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BlackRock Series, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PLEASE VOTE NOW!

IMPORTANT NOTICE FOR SHAREHOLDERS OF

BlackRock Small Cap Growth Fund II

VOTING NOW HELPS LOWER OVERALL PROXY COSTS AND ELIMINATES

FURTHER MAILINGS AND PHONE CALLS

Dear Shareholder,

Time is running short and the Special Shareholder Meeting is rapidly approaching. You recently received proxy materials relating to the proposal to be voted on at the Special Shareholder Meeting of BlackRock Small Cap Growth Fund II, a series of BlackRock Series, Inc. (the “Fund”) which will be held at the offices of BlackRock Advisors, LLC, 1 University Square Drive, Princeton, NJ 08540, on Friday, June 23, 2017 at 4:00 p.m. (Eastern Time). You are receiving this SECOND REMINDER notice because you held shares in the Fund on the record date and your Fund has not yet received your vote. Please help us avoid adjournments, phone calls, costs and additional mailings by promptly voting your shares.

For the reasons set forth in the proxy materials previously mailed to you, the Board of Directors of the Fund believes the proposal is in the best interests of the Fund and its shareholders and recommends that you vote “FOR” the approval of the proposal.

It is important that you vote, no matter how large or small your holdings may be.

We urge you to vote “FOR” the proposal by using one of the following options:

1. Vote Online - by logging onto the website listed on the enclosed voting instructions form and following the instructions; or

2. Vote by Touch-Tone Telephone - by calling the toll free number on the enclosed voting instructions form and following the instructions; or

3. Vote By Mail - by completing and returning your executed voting instructions form in the postage paid envelope provided.

Remember, your vote is very important and counts. Voting now will minimize the expenses incurred with further reminder mailings and solicitation calls. Please exercise your shareholder rights and vote today.

If you hold your shares in a brokerage or bank account (in “street name”), your broker or bank cannot vote your shares unless you vote utilizing one of the options listed above.

If you have any questions about the proposals or would like to cast your vote with a live proxy voting specialist, please call Broadridge Financial Solutions, toll free at 1-855-973-0098.

If you have already voted, please disregard this notice.

Thank you for voting!

SCGR2_BR2

PLEASE VOTE NOW!

IMPORTANT NOTICE FOR SHAREHOLDERS OF

BlackRock Small Cap Growth Fund II

VOTING NOW HELPS LOWER OVERALL PROXY COSTS AND ELIMINATES

FURTHER MAILINGS AND PHONE CALLS

Dear Shareholder,

Time is running short and the Special Shareholder Meeting is rapidly approaching. You recently received proxy materials relating to the proposal to be voted on at the Special Shareholder Meeting of BlackRock Small Cap Growth Fund II, a series of BlackRock Series, Inc. (the “Fund”) which will be held at the offices of BlackRock Advisors, LLC, 1 University Square Drive, Princeton, NJ 08540, on Friday, June 23, 2017 at 4:00 p.m. (Eastern Time). You are receiving this SECOND REMINDER notice because you held shares in the Fund on the record date and your Fund has not yet received your vote. Please help us avoid adjournments, phone calls, costs and additional mailings by promptly voting your shares.

For the reasons set forth in the proxy materials previously mailed to you, the Board of Directors of the Fund believes the proposal is in the best interests of the Fund and its shareholders and recommends that you vote “FOR” the approval of the proposal.

It is important that you vote, no matter how large or small your holdings may be.

We urge you to vote “FOR” the proposal by using one of the following options:

1. Vote Online - by logging onto the website listed on the enclosed proxy card or voting instructions form and following the instructions; or

2. Vote by Touch-Tone Telephone - by calling the toll free number on the enclosed proxy card or voting instructions form and following the instructions; or

3. Vote By Mail - by completing and returning your executed proxy card or voting instructions form in the postage paid envelope provided.

Remember, your vote is very important and counts. Voting now will minimize the expenses incurred with further reminder mailings and solicitation calls. Please exercise your shareholder rights and vote today.

If you hold your shares in a brokerage or bank account (in “street name”), your broker or bank cannot vote your shares unless you vote utilizing one of the options listed above.

If you have any questions about the proposals, please call Computershare Fund Services, the Fund’s proxy solicitor, toll free at 1-866-704-4427.

If you have already voted, please disregard this notice.

Thank you for voting!

SCGR2_CR2